Exhibit 2

Scopia Management Inc. ( Group)

	Tax ID 	Shares

Scopia Partners	13-415-6693	" 301,999 "
"100 Park Avenue, Suite 2150"
"New York, NY 10017"

Scopia International Limited	N/A 	" 108,867 "
"100 Park Avenue, Suite 2150"
"New York, NY 10017"

"Scopia PX, LLC"	05-054-8220	" 36,964 "
"100 Park Avenue, Suite 2150"
"New York, NY 10017"

Matthew Sirovich	###-##-####	" 25,000 "
Managing Partner
20 West 86th Street Apt. 5B
"New York, NY 10024"

Meredith Elson	###-##-####	" 3,000 "
20 West 86th Street Apt. 5 B
"New York, NY 10024"

Jack Carlos Mindich	###-##-####	" 2,000 "
25 West 81st Street Apt 11C
"New York, NY 10024"

		" 477,830 "	Total